UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2025

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Derby St., Bld. 27

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2025, Microbot Medical Inc., a Delaware corporation (the “Company”), entered into an inducement agreement (the “Letter Agreement”) with certain holders (the “Holders”) of existing (i) series F preferred investment options to purchase 207,224 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) series G preferred investment options to purchase 628,571 shares of Common Stock, (iii) series H preferred investment options to purchase 4,702,612 shares of Common Stock, and (iv) series I preferred investment options to purchase 8,450,708 shares of Common Stock (together, the “Existing PIOs”). Pursuant to the Letter Agreement, the Holder exercised for cash its Existing PIOs to purchase an aggregate of 13,989,115 shares of Common Stock, at exercise prices ranging from $1.50 to $2.13 per share, in consideration for the Company’s agreement to issue new series J preferred investment options (the “New PIOs”) to purchase up to an aggregate of 13,989,115 shares of Common Stock (the “New PIO Shares”) at an exercise price of $4.50 per share (collectively, the “Inducement Transaction”). The New PIOs will be exercisable beginning six months after issuance and will expire two years thereafter. At the first closing of the Inducement Transaction, which occurred on September 16, 2025, certain Holders exercised Existing PIOs to purchase up to an aggregate of 12,064,627 shares of Common Stock for cash and received New PIOs to purchase up to an aggregate of 12,064,627 shares of Common Stock (the “First Closing”). At the second closing of the Inducement Transaction, which is expected to occur by no later than October 15, 2025, subject to the satisfaction of customary closing conditions, a certain Holder will exercise Existing PIOs to purchase up to an aggregate of 1,924,488 shares of Common Stock for cash at an exercise price of $2.10 per share and will receive New PIOs to purchase up to an aggregate of 1,924,488 shares of Common Stock (the “Second Closing”).

The Company received gross proceeds of approximately $25.2 million from the exercise of certain Existing PIOs by certain Holders in the First Closing and expects to receive gross proceeds of approximately $4.0 million from the exercise of certain Existing PIOs by a certain Holder in the Second Closing, in each case prior to deducting offering fees and other expenses payable by the Company in connection with the Inducement Transaction. The Company expects to use the net proceeds of these transactions for the continued development, commercialization and regulatory activities for the Company’s LIBERTY® Robotic System, potential acquisitions of complementary assets or products, expansion and development of additional applications derived from the Company’s existing IP portfolio, and for working capital and other general corporate purposes.

The resale of the shares of the Common Stock issuable upon exercise of the Existing PIOs are registered pursuant to the post-effective amendments on Form S-3 to registration statements on Form S-1 (File Nos. 333-280113 and 333-284688) and the registration statement on Form S-3 (File No. 333-285690), declared effective by the SEC on July 3, 2024, April 2, 2025 and April 1, 2025, respectively.

Pursuant to the terms of the Letter Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Letter Agreement) during the 90-day period following the date of the First Closing, subject to certain exceptions. Additionally, the Company agreed not to enter into a variable rate transaction for a period of six months following the date of the First Closing, subject to certain exceptions. The Company also agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) covering the resale of the New PIO Shares issuable upon the exercise of the New PIOs (the “Resale Registration Statement”), within 30 days of the date of the Letter Agreement, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 days following the date of the Letter Agreement.

On May 29, 2024, the Company entered into an engagement letter, as amended on January 3, 2025 and on February 9, 2025 (as amended, the “Engagement Letter”), with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company, including the Inducement Transaction, pursuant to the Letter Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offerings, plus a management fee equal to 1.0% of the gross proceeds received by the Company from the Offerings, a non-accountable expense of $25,000, up to $35,000 for its fees and expenses of legal counsel and $15,950 for clearing expenses. The Company has also issued to Wainwright or its designees at the First Closing preferred investment options to purchase an aggregate of (i) 10,362 shares of Common Stock at an exercise price of $1.875 (ii) 31,429 shares of Common Stock at an exercise price of $2.1875, (iii) 138,906 shares of Common Stock at an exercise price of $2.625 and (iv) 422,535 shares of Common Stock at an exercise price of $2.6625, and has agreed to issue to Wainwright or its designees and preferred investment options to purchase an aggregate of 96,424 shares of Common Stock at the Second Closing (collectively, the “Inducement Wainwright PIOs”). The Inducement Wainwright PIOs are exercisable on or after the six-month anniversary of the respective issue date, will expire two years from the initial exercise date. The Company also issued to Wainwright or its designees preferred investment options equal to 5.0% of series E, F, G, H and I preferred investment options that were exercised other than in connection with the Letter Agreement, equal to (i) preferred investment options to purchase up to an aggregate of 5,205 shares of Common Stock with a termination date of September 16, 2030 and at an exercise price of $1.875, (ii) preferred investment options to purchase up to an aggregate of 39,167 shares of Common Stock with a termination date of September 16, 2027 and at an exercise price of $1.875, (iii) preferred investment options to purchase up to an aggregate of 363,572 shares of Common Stock with a termination date of September 16, 2027 and at an exercise price of $2.1875, (iv) preferred investment options to purchase up to an aggregate of 143,724 shares of Common Stock with a termination date of September 16, 2027 and at an exercise price of $2.625, and (v) preferred investment options to purchase up to an aggregate of 187,794 shares of Common Stock with a termination date of September 16, 2027 and at an exercise price of $2.6625 (collectively, the “Additional Wainwright PIOs” and, together with the Inducement Wainwright PIOs, the “Wainwright PIOs” and, together with the New PIOs, the “PIOs”), which otherwise have the same terms as the New PIOs, except that they will be exercisable immediately. Further, pursuant to the Engagement Letter, Wainwright is entitled to compensation with respect to any financing of the Company occurring within six months of the termination of the Engagement Letter when such financing is provided by investors whom Wainwright introduced to the Company during the term of the Engagement Letter. Further, pursuant to the Engagement Letter, Wainwright has a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent with respect to any public offering or private placement of equity, equity-linked or debt securities using an underwriter or placement agent occurring during the twelve-month period following the termination of the Engagement Letter. In addition, upon any exercise for cash of any New PIOs issued to investors in the Inducement Transaction, the Company shall pay Wainwright, within five business days of the Company’s receipt of the exercise price, a cash fee of seven percent of the aggregate gross exercise price paid in cash with respect thereto. Also, upon any exercise for cash of any New PIOs issued to investors in the Inducement Transaction, the Company shall issue to Wainwright (or its designees), within five business days of the Company’s receipt of the exercise price, preferred investment options to purchase that number of shares of Common Stock of the Company equal to five percent of the aggregate number of such shares of Common Stock underlying the preferred investment options that have been so exercised. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

An associated person of Wainwright participated in the Inducement Transaction and exercised Existing PIOs to purchase, on the same terms and conditions, an aggregate of 2,306,572 shares of Common Stock for a total exercise price of $4,900,139.28 and received New PIOs to purchase up to 2,306,572 shares of Common Stock.

Terms of the New PIOs

The following summary of certain terms and provisions of the New PIOs is not complete and is subject to, and qualified in its entirety by, the provisions of the New PIOs, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the New PIOs is qualified in its entirety by reference to such exhibit.

Duration and Exercise Price

The New PIOs will have an exercise price equal to $4.50 per share. The New PIOs will be exercisable six months after issuance until the two-year anniversary of the initial exercise date. The exercise price and number of New PIO Shares issuable upon exercise of the New PIOs is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Exercisability

The New PIOs will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New PIOs to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New PIOs up to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New PIOs, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New PIOs, a registration statement registering the resale of the New PIO Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New PIOs.

Trading Market

There is no established trading market for the New PIOs, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the New PIOs on any securities exchange or other trading market. Without a trading market, the liquidity of the New PIOs will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the New PIOs or by virtue of the holder’s ownership of shares of the Common Stock, such holder of New PIOs does not have the rights or privileges of a holder of the Common Stock, including any voting rights, until such holder exercises such holder’s New PIOs.

Fundamental Transactions

If a Fundamental Transaction (as defined in the New PIO) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the New PIOs with the same effect as if such successor entity had been named in the New PIO itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the New PIO following such Fundamental Transaction. As more fully described in the form of New PIO, in the event of certain Fundamental Transactions, the holders of the New PIOs will be entitled to receive consideration in an amount equal to the Black Scholes value of the New PIO on the date of consummation of the transaction.

Waivers and Amendments

The New PIOs may be modified or amended or the provisions of the New PIOs waived with the Company’s and the holder’s written consent.

The forms of New PIO, Wainwright PIO and Letter Agreement are attached as Exhibits 4.1, 4.2 and 10.1, respectively. The description of the terms of the New PIOs, Wainwright PIOs and Letter Agreement are not intended to be complete and are qualified in its entirety by reference to such exhibits. The Letter Agreement contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the New PIOs and the Wainwright PIOs pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the New PIOs, the Wainwright PIOs, the New PIO Shares nor the share underlying the Wainwright PIOs have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New PIOs and Wainwright PIOs under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

On September 8, 2025, the Company issued 225,000 shares of Common Stock upon the exercise of a like number of Series H preferred investment options (the “Series H Options”) by the holders of such options. The exercise price per share of the Series H options was $2.10, generating gross proceeds to the Company, before deducting placement agent fees and expenses, of $472,500. The shares issued upon exercise of the 225,000 Series H Options were issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 8.01. Other Events.

On September 15, 2025, the Company issued a press release announcing the transactions contemplated by the Letter Agreement. On September 16, 2025, the Company issued a press release announcing the First Closing of the transactions. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Series J Preferred Investment Option
4.2	Form of Wainwright PIO
10.1	Form of Letter Agreement
99.1	Press Release of the Company, dated September 15, 2025
99.2	Press Release of the Company, dated September 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chief Executive Officer, President and Chairman

Date: September 16, 2025